Exhibit 99.1
NEWS RELEASE
FOR IMMEDIATE RELEASE

CONTACTS:	Edward M. Jamison, President Chief Executive Officer & Chairman of the Board	702.878.0700
	Patrick Hartman Executive Vice President, Chief Financial Officer	702.878.0700
COMMUNITY BANCORP TO PRESENT AT SANDLER O’NEILL & PARTNERS WEST COAST FINANCIAL SERVICES CONFERENCE
LAS VEGAS, NEV. — March 7, 2008 — Community Bancorp (the “Company”) (NASDAQ: CBON), parent company of Community Bank of Nevada and Community Bank of Arizona, announced today that Executive Vice President and Chief Operating Officer, Lawrence K. Scott, and Executive Vice President and Chief Financial Officer, Patrick Hartman, will make a presentation at the Sandler O’Neill & Partners West Coast Financial Services Conference. The conference will take place in San Francisco on March 11, 2008. Investors may view the presentation via webcast at www.sandleroneill.com. A copy of the presentation will be available on March 11, 2008 through the Investors page of the Company’s website at www.communitybanknv.com.
About Community Bancorp
Community Bancorp is a bank holding company headquartered in Las Vegas, Nevada with four wholly-owned subsidiaries: 1) Community Bank of Nevada, 2) Community Bank of Arizona, 3) Community Bancorp (NV) Statutory Trust II and 4) Community Bancorp (NV) Statutory Trust III. Community Bancorp exists primarily for the purpose of holding the stock of its wholly-owned subsidiaries and facilitating their activities. Community Bank of Nevada is a Nevada state chartered bank providing a full range of commercial and consumer bank products through thirteen branches located in the greater Las Vegas area and one loan production office in Arizona. Community Bank of Arizona (formerly Cactus Commerce Bank), is an Arizona state chartered bank providing a full range of commercial and consumer bank products through three branches located in the greater Phoenix, Arizona area. We provide commercial banking services, including real estate, construction and commercial loans and SBA loans, to small- and medium-sized businesses.
For more information about Community Bancorp, visit our website at www.communitybanknv.com.